EXHIBIT 99.2

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial statements give effect to the divestiture of the Cuda Business by ADC as described under Item 2 of this report.  The unaudited pro forma consolidated financial statements make adjustments to our condensed consolidated balance sheet as of April 30, 2004 (unaudited) and our condensed consolidated statement of continuing operations for the year ended October 31, 2003, and our condensed consolidated statement of continuing operations for the six months ended April 30, 2004 (unaudited) as if the acquisition had been completed on April 30, 2004 for the purposes of the unaudited pro forma condensed consolidated balance sheet and on November 1, 2002 for purposes of the unaudited pro forma condensed consolidated statements of continuing operations.

The unaudited pro forma consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that would actually have been reported had the sale occurred as assumed or which may be reported in the future.  The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes of ADC included in our annual report on Form 10-K and quarterly reports on Form 10-Q.

We are currently in the process of determining the loss on the sale of the Cuda Business.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

April 30, 2004

(In millions)

	Historical ADC	Pro Forma Adjustments		Pro Forma
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$730.2	$(7.0	)(c)	$723.2
Available-for-sale securities	11.2	—		11.2
Accounts receivable, net	106.6	7.0	(c)	113.6
Unbilled revenue	29.4	—		29.4
Inventories, net	76.7	(7.4	)(a)	69.3
Prepaid and other current assets	42.0	—		42.0

Total current assets	996.1	(7.4)		988.7

PROPERTY AND EQUIPMENT, NET	169.6	—		169.6
ASSETS HELD FOR SALE	17.8	—		17.8
RESTRICTED CASH	18.0	—		18.0
AVAILABLE-FOR-SALE SECURITIES	16.6	—		16.6
OTHER ASSETS	32.5	—		32.5

Total assets	$1,250.6	$(7.4)		$1,243.2

LIABILITIES AND SHAREOWNERS’ INVESTMENT:

CURRENT LIABILITIES:
Accounts payable	$51.8	$—		$51.8
Accrued compensation and benefits	45.9	(1.1	)(a)
		2.2	(b)	47.0
Other accrued liabilities	109.7	(6.3	)(a)	103.4
Restructuring accrual	32.5	—		32.5

Total current liabilities	239.9	(5.2)		234.7

LONG-TERM NOTES PAYABLE	400.0	—		400.0
OTHER LONG-TERM LIABILITIES	2.4	—		2.4

Total liabilities	642.3	(5.2)		637.1

SHAREOWNERS’ INVESTMENT (808.8 shares outstanding)	608.3	(2.2	)(b)	606.1

Total liabilities and shareowners’ investment	$1,250.6	$(7.4)		$1,243.2

See accompanying notes to unaudited pro forma consolidated financial statements.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF CONTINUING
OPERATIONS
Year Ended October 31, 2003
(In millions, except per share amounts)

	Historical ADC (d)	Pro Forma Adjustments		Pro Forma
NET SALES:
Product	$547.5	$(37.8	)(a)	$509.7
Service	201.5	—		201.5
TOTAL NET SALES	749.0	(37.8)		711.2

COST OF SALES:
Product	300.5	(17.0	)(a)	283.5
Service	165.2	—		165.2
TOTAL COST OF SALES	465.7	(17.0)		448.7

GROSS PROFIT	283.3	(20.8)		262.5

OPERATING EXPENSES:
Research and development	104.8	(26.8	)(a)
		1.3	(b)	79.3
Selling and administration	209.7	(16.9	)(a)
		0.9	(b)	193.7
Impairment charges	15.6	—		15.6
Restructuring charges	41.8	—		41.8

Total Operating Expenses	371.9	(41.5)		330.4

OPERATING LOSS	(88.6)	(20.7)		(67.9)

OTHER INCOME, NET	9.2	1.6	(c)	10.8

LOSS BEFORE INCOME TAXES	(79.4)	(22.3)		(57.1)
BENEFIT FOR INCOME TAXES	(5.4)	—		(5.4)
LOSS FROM CONTINUING OPERATIONS	$(74.0)	$(22.3)		$(51.7)

AVERAGE COMMON SHARES OUTSTANDING (BASIC)	803.4			803.4
AVERAGE COMMON SHARES OUTSTANDING (DILUTED)	803.4			803.4

BASIC AND DILUTED LOSS FROM CONTINUING OPERATIONS PER SHARE	$(0.09)			$(0.06)

  See accompanying notes to unaudited pro forma consolidated financial statements.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF CONTINUING
OPERATIONS
Six Months Ended April 30, 2004
(In millions, except per share amounts)

	Historical ADC	Pro Forma Adjustments		Pro Forma
NET SALES:
Product	$261.2	$(11.9	)(a)	$249.3
Service	89.5	—		89.5
TOTAL NET SALES	350.7	(11.9)		338.8

COST OF SALES:
Product	137.2	(9.9	)(a)	127.3
Service	74.7	—		74.7
TOTAL COST OF SALES	211.9	(9.9)		202.0

GROSS PROFIT	138.8	(2.0)		136.8

OPERATING EXPENSES:
Research and development	45.8	(11.7	)(a)	34.1
Selling and administration	94.1	(5.6	)(a)	88.5
Impairment charges	9.2	(7.6	)(a)	1.6
Restructuring charges	20.5	—		20.5

Total Operating Expenses	169.6	(24.9)		144.7

OPERATING LOSS	(30.8)	(22.9)		(7.9)

OTHER INCOME, NET	8.7	0.8	(c)	9.5

(LOSS) INCOME BEFORE INCOME TAXES	(22.1)	(23.7)		1.6
PROVISION (BENEFIT) FOR INCOME TAXES	—	—		—
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(22.1)	$(23.7)		$1.6

AVERAGE COMMON SHARES OUTSTANDING (BASIC)	807.5			807.5
AVERAGE COMMON SHARES OUTSTANDING (DILUTED)	812.7			812.7

BASIC AND DILUTED (LOSS) INCOME FROM CONTINUING OPERATIONS PER SHARE	$(0.03)			$0.00

See accompanying notes to unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments to the Balance Sheet

(a)	Adjustments represent the sale of the Cuda Business to BigBand.

(b)	Adjustment represents the accrual for certain costs of the transaction including employee severance and benefit costs.

(c)	Adjustment represents the line of credit advanced to BigBand by ADC.

Pro Forma Adjustments to the Statements of Operations

(a)

Adjustments represent the statement of operations for the periods presented for the Cuda Business sold to BigBand.  Excluded from these amounts are expenses allocated to the Cuda Business such as research and development and selling and administration expenses, which will not be transferred to BigBand.

(b)	Adjustment represents certain costs of the transaction including employee severance and benefit costs.

(c)	Adjustment represents rental income from BigBand for the rental of certain space from ADC and the interest income on the line of credit ADC provided to BigBand.

(d)	Historical ADC continuing operations excludes the BroadAccess40 business, which was classified as a discontinued operation subsequent to October 31, 2003.